Exhibit 2(d)

NUMBER	[ALPINE LOGO]	SHARES
No Par Value THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK CITY	ALPINE TOTAL DYNAMIC DIVIDEND FUND COMMON SHARES OF BENEFICIAL INTEREST ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 021060 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST, NO PAR VALUE OF

ALPINE TOTAL DYNAMIC DIVIDEND FUND

(herein called the "Fund") transferable on the books of the Fund by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust of the Fund establishing the Fund as a Delaware statutory trust, and all amendments thereto, and the Fund's By-Laws (copies of which are on file at the principal office of the Fund), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile signatures of the duly authorized officers of the Fund.

Dated

TREASURER	PRESIDENT

COUNTERSIGNED AND REGISTERED:
        THE BANK OF NEW YORK
                TRANSFER AGENT AND REGISTRAR
BY

                        AUTHORIZED OFFICER

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the below list.

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		(State)

        For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                                                                                         Common Shares of Beneficial Interest represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                                                                                                    Attorney to transfer the said shares on the books of the within-named Fund, with full power of substitution in the premises.

Dated

X

X

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.